Exhibit 21.1

28 Pond Street Realty, LLC	New Hampshire
300 Main Street Realty, LLC	New Hampshire
ABS Finance Co., Inc.	Delaware
ABS Insurance Ltd.	Bermuda
ABS Procurement Co.	Cayman Islands
Acme Markets, Inc.	Delaware
Adrian Realty Trust	Massachusetts
Advantage Logistics — PA LLC	Pennsylvania
Advantage Logistics — Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Advantage Logistics USA, Inc.	Delaware
Albertson’s Liquors, Inc.	Wyoming
Albertsons Stores Charitable Foundation, Inc.	Idaho
American Drug Stores LLC	Delaware
American Partners, L.P.	Indiana
American Procurement and Logistics Company LLC	Delaware
American Stores Company, LLC	Delaware
APLC Procurement, Inc.	Utah
Arden Hills 2003 L.L.C.	Delaware
Arles, LLC	New Hampshire
ASC Media Services, Inc.	Utah
ASP Realty, Inc.	Delaware
Beryl American Corporation	Vermont
Blaine North 1996 L.L.C.	Delaware
Bloomington 1998 L.L.C.	Delaware
BP Realty, LLC	Massachusetts
Brockton Corporation	Vermont
Burnsville 1998 L.L.C.	Delaware
Butson Enterprises of Vermont, Inc.	Vermont
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts
Butson’s Enterprises, Inc.	New Hampshire
Cambridge 2006 L.L.C.	Delaware
CH Project LLC	Massachusetts
Champlin 2005 L.L.C.	Delaware
Clifford W. Perham, Inc.	Maine
Coon Rapids 2002 L.L.C.	Delaware
Diamond Lake 1994 L.L.C.	Delaware
Diamond Lake 2004, LLC	Minnesota
Discount Books East, Inc.	Delaware
Eagan 2008 L.L.C.	Delaware
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
EP Realty LLC	Massachusetts
FF Acquisition, L.L.C.	Virginia
FF Construction L.L.C.	Virginia
Food Basket LLC	California
Foodarama Group, Inc.	Maryland
Foodarama LLC	Delaware
Foodarama, Inc.	Maryland
Food-A-Rama-G.U., Inc.	Maryland
Foodland Distributors (Ptrshp)	Michigan
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
G.W.M. Holdings, Inc.	Virginia
Gorham Markets, LLC	New Hampshire
Hastings 2002 L.L.C.	Delaware
Heath Street, LLC	Massachusetts
Inver Grove Heights 2001 L.L.C.	Delaware
Jetco Properties, Inc.	Delaware
Jewel Companies, Inc.	Delaware
Jewel Food Stores, Inc.	Ohio
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lithia Springs Holdings, LLC	Georgia
Livonia Holding Company, Inc.	Michigan

Lot 18 Redevelopment Corporation	Missouri
Lucky Stores LLC	Ohio
Maplewood East 1996 L.L.C.	Delaware
Market Brands, Inc.	Delaware
Market Company, Ltd.	Bermuda
Market Funding, Inc.	Delaware
Market Improvement Corporation	Virginia
Market Insurance Agency, Inc.	Virginia
Mashpee Realty LLC	Massachusetts
Michael’s Realty Trust	Massachusetts
Milford Realty LLC	Massachusetts
MK Investments LLC	Massachusetts
Monticello 1998 L.L.C.	Delaware
Moran Foods, Inc.	Missouri
NAFTA Industries Consolidated, Inc.	Texas
NAFTA Industries, Ltd.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
New Albertson’s, Inc.	Ohio
Northfield 2002 L.L.C.	Delaware
Oakbrook Beverage Centers, Inc.	Illinois
Peoples Market, Incorporated	New Hampshire
Plaistow Project LLC	Massachusetts
Plaistow Realty SSI LLC	Massachusetts
Planmark Architecture of Oregon, P.C.	Oregon
Planmark, Inc.	Minnesota
Plymouth 1998 L.L.C.	Delaware
PNHP Realty LLC	New Hampshire
R&M Kenosha LLC	Delaware
Richfood Holdings, Inc.	Delaware
Richfood Procurement, L.L.C.	Virginia
Richfood, Inc.	Virginia
Rich-Temps, Inc.	Virginia
Risk Planners, Inc.	Minnesota
SAL Beverage Company of Texas, Inc.	Texas
SAL Food Stores of Texas, Inc.	Delaware
SAL Food Stores, Inc.	Delaware
Savage 2002 L.L.C.	Delaware
Save-A-Lot Food Stores, Ltd.	Bermuda
Save-A-Lot Holdings, Inc.	Delaware
Save-A-Lot Tyler Group, LLC	Missouri
Scolari’s Stores LLC	California
Scott’s Food Stores, Inc.	Indiana
SFW Holding Corp.	Delaware
SFW Licensing Corp.	Delaware
Shakopee 1997 L.L.C.	Delaware
Shaw Equipment Corporation	Massachusetts
Shaw’s North Attleboro Corp.	Massachusetts
Shaw’s Realty Co.	Maine
Shaw’s Realty Trust	Massachusetts
Shaw’s Supermarkets, Inc.	Massachusetts
Shaw’s Supermarkets, Inc. Charitable Foundation	Maine
Shop ’N Save St. Louis, Inc.	Missouri
Shop ’N Save Warehouse Foods, Inc.	Missouri
Shoppers Charitable Foundation, Inc.	Maryland
Shoppers Food Warehouse Corp.	Ohio
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
SNH Realty, LLC	Massachusetts
Southstar LLC	Delaware
SRA REALTY LLC	Massachusetts
SSM Holdings Company	Delaware
Star Markets Company, Inc.	Massachusetts
Star Markets Holdings, Inc.	Massachusetts
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
Supermarket Operators of America Inc.	Delaware

SUPERVALU ASSIST, Inc.	Minnesota
SUPERVALU Eastern Region Community First Foundation	Virginia
SUPERVALU Finance, Inc.	Minnesota
SUPERVALU Foundation	Minnesota
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings-PA LLC	Pennsylvania
SUPERVALU India, Inc.	Minnesota
SUPERVALU Management Corp.	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Receivables, Inc.	Delaware
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Terre Haute Limited Partnership	Indiana
SUPERVALU Transportation, Inc.	Minnesota
SV Markets, Inc.	Ohio
SV Ventures*	Indiana
SVH Holding, Inc.	Delaware
SVH Realty, Inc.	Delaware
Sweet Life Products Corporation	New York
TC Michigan LLC	Michigan
The Farm Fresh Charitable Foundation	Virginia
Tidyman’s, LLC	Delaware
U.S. Satellite Corporation	Utah
Ultra Foods, Inc.	New Jersey
Valu Ventures 2, Inc.	Indiana
Valu Ventures, Inc.	Minnesota
W. Newell & Co., LLC	Delaware
WC&V Supermarkets, Inc.	Vermont
Wetterau Finance Co.	Missouri
Wetterau Insurance Co. Ltd.	Bermuda
WSI Satellite, Inc.	Missouri
*SV Ventures is a general partnership between SUPERVALU Holdings Inc. and Scott’s Food Stores, Inc., each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America Inc.